MANAGEMENT AGREEMENT

BETWEEN

ICP Solar Technologies Inc., a corporation duly incorporated according to the laws of Canada and of the Province of Québec, having its principle place of business at 7075 Place Robert-Joncas, Unit#131, Montréal, Québec H4M 2Z2, herein acting and represented by Sass Peress , its duly authorized representative as he so declares, (hereinafter referred to as **"ICP"**)

AND

LES ENTREPRISES GUY LEVER INC., a corporation duly incorporated according to the laws of Canada and of the Province of Québec, having its principle place of business at 1265 Redpath Crescent, Montreal, Québec H3G 1A1, herein acting and represented by Mr. Guy Lever, its duly authorized representative as he so declares, (hereinafter referred to as **"LEGLI"**)

WHEREAS ICP is a solar energy products company that conducts research and development, manufactures, markets and sells solar panel based products.

WHEREAS LEGLI is engaged in the business of corporate management services.

WHEREAS ICP is in the midst of structuring an Initial Public Offering, first with a bridge loan and secondly by closing a deal on or about June 29, 2006 and pursue its ability to remain as a going concern in its relative industry, with a vocation to grow the revenue base. Amongst other issues, is to implement a sound action plan demonstrating profitability in the near future.

WHEREAS LEGLI has prepared an agenda presented to ICP on May 17, 2006 and will assist ICP with key issues in meeting short-term objectives.

NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE AND IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1. MANDATE

LEGLI has been made aware of the determination by ICP to create a viable corporate entity enhancing its profitability and service capabilities as well as developing new opportunities, and will prepare a sound action plan to be implemented once approved by ICP.

1.1 LEGLI will assume a leadership role as CFO/COO at ICP as well as Chair an Executive Committee with actions required, assuming responsibilities, deadlines and priorities accordingly.

1.2 LEGLI will attend meetings with management, prepare and submit written reports as needed to the Directors of ICP regarding the actions required to meet objectives set by management and or Board of Directors of ICP.

1.3 LEGLI has prepared an agenda presented May 17, 2006 annexed herein, such issues and others to be allocated to management or resources as considered adequate by ICP, LEGLI ensuring these issues are provided required attention.

1.4 LEGLI will assist management in identifying required actions, for the purposes of implementing cost improvement measures.

1.5 LEGLI will assume miscellaneous duties as directed by the Executive Committee or the Board of Directors of ICP.

2. TERMS & CONDITIONS

2.1 LEGLI agrees to provide management services to ICP during the term hereof and on the terms and conditions set forth herein, as may be required from time to time by ICP. In consideration of executions and obligations by LEGLI hereunder, ICP shall pay LEGLI an hourly rate of $125 (ONE HUNDRED AND TWENTY-FIVE) CDN funds.

2.2 For the period of May 23, 2006 to June 30, 2006 LEGLI will provide services 4 days per week based on 8 hours per day for a fee not to exceed $24,000 (TWENTY FOUR THOUSAND DOLLARD) payable in two equal instalments of $12,000 (TWELVE THOUSAND HUNDRED DOLLARS) each on June 15, 2006 and July 15, 2006.

2.3 For the period of July 1, 2006 to April 30, 2007 LEGLI will provide services 3 days per week based on 8 hours per day for a fee not to exceed $100,000 (ONE HUNDRED THOUSAND DOLLARD) payable in ten equal instalments of $10,000 (TEN THOUSAND DOLLARS) on the 15th day of the following monthly period .

2.4 LEGLI will submit an invoice with applicable taxes and ICP shall pay such invoice on due date as per art. 2.2 & 2.3. ICP will reimburse related expenses incurred by LEGLI in the accomplishment of this mandate such expenses to be approved by ICP.

2.5 ICP will assist and collaborate with LEGLI, making LEGLI aware of without limitation of all pertinent information in the completion of its mandate. ICP will provide LEGLI with an office on site for weekly attendance and such for the period of this agreement

2.6 ICP and LEGLI shall organize one on one meetings to discuss such issues as requested by both parties to determine and allocate required priorities.

2.7 LEGLI agrees not to use the confidential information of ICP except for the sole purpose of performing its obligations hereunder. LEGLI shall not, at any time during or after the term of the present agreement, directly or indirectly, in any capacity whatsoever, except in connection with services to be performed hereunder, divulge, disclose or communicate to any person, moral or physical, entity, firm or any other third party, or utilize for its personal benefit any confidential information unless otherwise required by law or expressly authorized in writing by ICP.

2.8 Unless terminated as provided below or by mutual written consent, this agreement shall continue in full force and effect for an initial term expiring April 30, 2007, and will be automatically renewed from month to month thereafter in accordance with the period of July 1, 2006 to April 30, 2007.

2.9 This agreement may be terminated by LEGLI and or ICP within sixty(60) days after receiving written notice.

3. OTHER CONSIDERATION

3.1 LEGLI shall be offered an additional fee in the way of shares on or prior to July 1st, 2006, in accordance with stock option package to be formulated.

4. APPLICABLE LAWS

4.1 This agreement shall be governed by and construed in accordance with laws of the Province of Québec, Canada.

4.2 The relationship between LEGLI and ICP is that of independent contractors. Nothing contained in this agreement shall be construed to create a principal agent or employer employee relationship between the parties. Neither party shall represent to others that it is the agent of the other.

4.3 The parties hereto have agreed that the present Agreement be drawn up in the English language. Les parties aux présentes ont convenu que la présente soit rédigée en anglais.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS Agreement to be executed in the corporate names by their respective representatives duly authorized as of this 23rd day of May in the year 2006.

By: Guy George Lever
President
For Les Entreprises Guy Lever Inc.

By: Sass Peress
Chief Executive Officer
For ICP Solar Technologies

AGREEMENT ADDENDUM

BETWEEN

ICP Solar Technologies Inc, a corporation duly incorporated according to the laws of Canada and of the Province of Québec, having its principle place of business at 7075 Place Robert-Joncas, Unit #131, Montreal, Qc herein acting and represented by Joel Cohen, its duly authorized representative as he so declares, (hereinafter referred to as **"ICP"**)

AND

Les Entreprises G. Lever Inc., a corporation duly incorporated according to the laws of Canada and of the Province of Québec, having its principle place of business at 1265 Redpath Crescent, Montreal, Québec H3G 1A1, herein acting and represented by Mr. Guy Lever, its duly authorized representative as he so declares, (hereinafter referred to as **"LEGLI"**)

THE PARTIES HERETO HAVE SIGNED AN AGREEMENT ON THE 23rd day of May in the year 2006 "THE AGREEMENT". As per Art. 3 OTHER CONSIDERATION and Art. 3.1 "LEGLI shall be offered an additional fee in the way of stock options on or prior to July 1st, 2006 in accordance with stock option package to be formulated".

THEREFORE

In consideration of executions and obligations by LEGLI, ICP hereby offers LEGLI a total of up to 250,000 (TWO HUNDRED and FIFTY THOUSAND) stock options with an exercise price of $1 (ONE) dollar per stock option. With the understanding that said stock options can not be exercised prior to February 1, 2007. Furthermore these stock options are to be awarded on a pro-rated basis at 731 stock options per day commencing May 23, 2006 and terminating at the earliest of the termination of the Agreement or April 30,2007.

LEGLI and ICP both agree to waive the delay prescribed in art. 3.1.

Signed and accepted on this 23rd day of August 2006,

Joel Cohen
For ICP Solar Technologies Inc.

Guy George Lever
For Les Ent. G. Lever Inc.